Exhibit 99.1


           Boston Acoustics Announces Second Quarter Results

   PEABODY, Mass.--(BUSINESS WIRE)--Nov. 4, 2003--Boston Acoustics, Inc. (NASDAQ:BOSA) today announced its financial results for the second quarter of the 2004 fiscal year which ended September 27, 2003.
   Net sales for the quarter decreased approximately 29%, to $13.1 million from $18.5 million for the same period a year ago. Net income decreased to approximately $137,000 from approximately $358,000, and diluted earnings per share decreased to $.03 per share compared to $.08 per share for the same period a year ago.
   Compared to the corresponding quarter a year ago, the Company's Core Segment sales were down 12% and OEM/Multimedia Segment sales were down 66%, resulting in an overall net sales decrease of 29% for the quarter. As previously announced, the significant decrease in the OEM/Multimedia segment was anticipated and incorporated in the 2004 fiscal year business plan. Within the Company's core segment, results included gross sales increases in the custom and integrated product categories, which were offset by decreases in the home and car product categories during the quarter.
   Other expenses during the quarter reflect foreign currency translation expenses attributed to the Company's foreign subsidiaries' results during the three-month period ended September 27, 2003 as compared to the same period a year ago. These currency translation expenses offset currency translation income reflected during the first three months of fiscal 2004.
   For the six months ended September 27, 2003, net sales decreased approximately 30% to $25.7 million from $36.8 million in the same period a year ago. Net income was approximately $0.4 million compared to $0.6 million and diluted earnings per share were $.08 per share compared to $.14 per share for the six months ended September 28, 2002.
   CEO Moses Gabbay stated, "Although our sales declined during the quarter as compared to the corresponding quarter a year ago, the Company's constant focus on controlling costs and maximizing manufacturing efficiencies resulted in continual improvement in the overall gross margin, specifically in the core business segment. Operating expenses, although increased as a percentage of sales, actually decreased in absolute dollars. The Company's sales, marketing and engineering teams are concentrating efforts on well-timed new product introductions, and additional market awareness of the 'Boston' brand name by seeking new specialized market opportunities."
   Mr. Gabbay continued, "During the quarter, the Company repurchased approximately 275,000 shares of common stock for approximately $3.3 million. The balance sheet remains solid. Cash and cash equivalents have been used effectively, inventories have decreased since the end of our fiscal year at March 29, 2003, and the Company has no debt. The Company will be prepared to capitalize on the opportunities presented to us as overall market conditions improve."
   Boston Acoustics, Inc. provides audio solutions for home entertainment, automobiles and personal computers. Founded in 1979, Boston Acoustics is located in Peabody, Massachusetts.

                                             Three Months Ended

                                       Sept. 27, 2003  Sept. 28, 2002
                                       --------------  --------------

Net Sales                                $13,110,912     $18,527,616
Cost of Goods Sold                         8,269,544      12,826,264
                                         -----------     -----------
  Gross Profit                             4,841,368       5,701,352
                                         -----------     -----------
Selling and Marketing Expenses             2,300,302       2,629,624
General and Administrative
 Expenses                                  1,090,687       1,259,081
Engineering and Development
 Expenses                                  1,094,608       1,362,867
                                         -----------     -----------
  Total Operating Expenses                 4,485,597       5,251,572
                                         -----------     -----------
  Income from Operations                     355,771         449,780
Interest Income, net                          32,898          15,125
Other Income (Expense)                      (93,937)         134,156
                                         -----------     -----------
  Income before provision for
    income taxes                             294,732         599,061
Provision for Income Taxes                   158,000         241,000
                                         -----------     -----------
  Net Income                             $   136,732     $   358,061
                                         ===========     ===========

Basic Earnings per Share                        $.03            $.08
Diluted Earnings per Share                      $.03            $.08
Weighted Average Shares
 Outstanding
    Basic                                  4,330,476       4,552,848
    Diluted                                4,375,892       4,641,021



                                               Six Months Ended

                                       Sept. 27, 2003  Sept. 28, 2002
                                       --------------  --------------

Net Sales                                $25,708,109     $36,784,893
Cost of Goods Sold                        16,287,002      25,274,708
                                          ----------     -----------
  Gross Profit                             9,421,107      11,510,185
                                         -----------     -----------
Selling and Marketing Expenses             4,441,692       5,256,548
General and Administrative
 Expenses                                  2,201,994       2,490,601
Engineering and Development
 Expenses                                  2,214,169       2,917,450
                                         -----------     -----------
  Total Operating Expenses                 8,857,855      10,664,599
                                         -----------     -----------
  Income from Operations                     563,252         845,586
Interest Income, net                          48,004          27,097
Other Income (Expense)                        (1,737)        152,987
                                         -----------     -----------
  Income before provision for
    income taxes                             609,519       1,025,670
Provision for Income Taxes                   257,000         391,000
                                         -----------     -----------
  Net Income                             $   352,519     $   634,670
                                         ===========     ===========

Basic Earnings per Share                        $.08            $.14
Diluted Earnings per Share                      $.08            $.14
Weighted Average Shares
 Outstanding
    Basic                                  4,366,915       4,574,221
    Diluted                                4,383,710       4,657,390





Consolidated Balance Sheets

                                       Sept. 27, 2003  March 29, 2003
                                       --------------  --------------
Assets
Current Assets
Cash and cash equivalents              $   6,407,434    $  6,941,222
Accounts receivable, net                   7,089,548       6,582,033
Inventories                               10,053,699      11,919,039
Deferred income taxes                      3,284,000       3,577,000
Prepaid income taxes                         882,604       1,449,000
Prepaid expenses and other
 current assets                            1,044,868       1,009,369
                                       -------------    ------------
  Total current assets                    28,762,153      31,477,663
Property and Equipment, net               11,667,972      12,190,549
Other Assets, net                          1,001,451         996,172
                                       -------------    ------------
  Total assets                         $  41,431,576    $ 44,664,384
                                       =============    ============

Liabilities and Shareholders'
 Equity
Current Liabilities
Accounts payable                       $   5,991,246    $  5,630,246
Accrued payroll & related
 expenses                                    562,305         602,589
Dividends payable                            349,936         374,136
Other accrued expenses                     2,178,215       2,079,095
                                       -------------    ------------
  Total current liabilities                9,081,702       8,686,066
Minority Interest in Joint
 Venture                                      21,947          37,344
Shareholders' Equity                      32,327,927      35,940,974
                                       -------------    ------------
  Total liabilities and
   shareholders' equity                $  41,431,576    $ 44,664,384
                                       =============    ============

   Certain statements in this press release contain certain forward-looking statements concerning Boston Acoustics' operations, economic performance and financial condition. Such forward-looking statements are based on a number of assumptions and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Boston Acoustics to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause such differences include, but are not limited to, those discussed in the Company's Annual Report on Form 10-K for the fiscal year ended March 29, 2003. The words "believe," "expect," "anticipate," "intend," and "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made.

    CONTACT: Boston Acoustics, Inc.
             Moses Gabbay, 978-538-5000
             Moses@bostona.com
             or
             Debby Ricker-Rosato, 978-538-5000
             DRicker@bostona.com